Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Prudential Investment Portfolios 2 of our report dated December 18, 2023, relating to the financial statements and financial highlights, which appears in PGIM Quant Solutions International Developed Markets Index Fund’s Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 21, 2023

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Prudential Investment Portfolios 2 of our report dated December 18, 2023, relating to the financial statements and financial highlights, which appears in PGIM Quant Solutions Emerging Markets Equity Fund’s Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

December 21, 2023